Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219614 on Form F-3 and Registration Statement Nos. 333- 214817, 333- 220015, 333- 225003 and 333- 232230 on Form S-8 of our report dated April 3, 2020 relating to the financial statements of Cellect Biotechnology Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 3, 2020